UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As described in the Form 8-K filed by Aspen Insurance Holdings Limited (‘‘Aspen’’) on February 23, 2006 (the ‘‘February Form 8-K’’), Aspen and Ms. Sarah Davies have entered into agreements pursuant to which Ms. Davies will assume the position of Director of Research and Development and Business Change as of June 1, 2006, as described in Item 5.02 below and incorporated by reference into this Item 1.01. The agreements are attached to this Report as Exhibits 10.1, 10.2 and 10.3, respectively.

In addition to the terms of the agreements as set forth in the February Form 8-K, the agreements provide as follows:

•    Starting June 1, 2006, Ms. Davies will be paid a base salary of GBP 193,000 per year and will be subject to a notice period of 60 days until May 31, 2007, whereupon the notice period will increase to 12 months;

•    Should Ms. Davies terminate her employment after June 1, 2007, or should Aspen terminate her employment without cause, Ms. Davies is entitled to receive accrued salary and benefits, and an amount equal to two times the sum of her highest salary during the term of the Service Agreement and the average annual bonus paid to her in the previous three years (or lesser period if employed less than three years). 50% of this severance payment is paid to Ms. Davies within 14 days of the execution by Ms. Davies of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on Ms. Davies complying with the non-solicitation provisions applying during that period;

•    The consideration to be paid to Ms. Davies by Aspen Insurance UK Services Limited (‘‘Aspen UK’’) under the Compromise Agreement will be GBP 67,810 plus GBP 182,190 paid directly into the Aspen UK pension plan on her behalf;

•    In the event that Ms. Davies’ employment under the new Service Agreement terminates on or prior to May 31, 2006, an additional GBP 513,032 will become payable to Ms. Davies; and

•    Ms. Davies’ time-based options for 41,202 ordinary shares of Aspen that had not vested as of the execution of the Compromise Agreement will vest and become exercisable on December 31, 2006; Ms. Davies’ performance-based options for 67,413 ordinary shares of Aspen will remain unvested and will vest in accordance with the terms of the option agreement entered into by Ms. Davies and Aspen on August 20, 2003.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the agreements described in Item 1.01 above, Ms. Davies will assume the position of Director of Research and Development and Business Change of Aspen as of June 1, 2006. Ms. Davies will continue to serve as Chief Operating Officer of Aspen until May 31, 2006 and will relinquish that position as of that date.

Aspen is undertaking a search for a Chief Operating Officer.

Section 9. Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(c)    The following exhibits are filed under Item 5.02 as part of this report:

10.1	Service Agreement among Aspen Insurance UK Services Limited, Aspen Insurance Holdings Limited and Sarah Ann Davies, dated May 19, 2006.

10.2	Compromise Agreement among Aspen Insurance UK Services Limited, Aspen Insurance Holdings Limited and Sarah Ann Davies, dated May 19, 2006.

10.3	Letter from Aspen Insurance Holdings Limited to Sarah Ann Davies dated May 19, 2006 regarding the Aspen Insurance Holdings Limited 2003 Share Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: May 22, 2006	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Service Agreement among Aspen Insurance UK Services Limited, Aspen Insurance Holdings Limited and Sarah Ann Davies, dated May 19, 2006.
10.2	Compromise Agreement among Aspen Insurance UK Services Limited, Aspen Insurance Holdings Limited and Sarah Ann Davies, dated May 19, 2006.
10.3	Letter from Aspen Insurance Holdings Limited to Sarah Ann Davies dated May 19, 2006 regarding the Aspen Insurance Holdings Limited 2003 Share Incentive Plan.